UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2024

Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TRMK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2024, the Board of Directors (the Board) of Trustmark Corporation (Trustmark) voted to appoint Lea B. Turnipseed, age 52, to the Board effective January 1, 2025. Ms. Turnipseed was also appointed to the Board of Directors (the Bank Board) of Trustmark National Bank, a wholly-owned subsidiary of Trustmark. As of the date of this report, it has not been determined on which Board committees Ms. Turnipseed will serve. Trustmark will file an amendment to this report within four days of the Board making such determination about Ms. Turnipseed’s committee service.

Ms. Turnipseed has served since 2022 as Vice President and General Auditor for Entergy Corporation. Previously, she worked for Entergy Mississippi, LLC, serving as Vice President of Customer Service from 2018 to 2022, and Director, Finance from 2012 to 2018. She worked in other positions at Entergy from 1997 to 2012. Ms. Turnipseed has also served on the Board of Governors of the Mississippi Economic Council since 2013, and has served on the Operating Board of the Mississippi Economic Council since 2019. She previously served on the Board of Directors of the Mississippi Manufacturers Association from 2019 to 2022, and the Board of Trustees of the United Way of the Capital Area in Jackson, MS from 2019 to 2022.

The Board has determined that Ms. Turnipseed is an “independent” director as defined within Nasdaq’s definition of such term in Section 5605(a) of the Nasdaq rules. Ms. Turnipseed’s appointment as director was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Turnipseed and any director or executive officer of Trustmark, and there are no transactions between Ms. Turnipseed and Trustmark that would be required to be reported under Item 404(a) of Regulation S-K.

Effective January 1, 2025, Ms. Turnipseed will be entitled to receive compensation as a non-employee director in the form of an annual retainer of $45,000 for her combined service on the Board and the Bank Board. Additionally, in 2025 she will be entitled to receive an award of time-based restricted stock under the Trustmark Corporation Stock and Incentive Compensation Plan valued at approximately $55,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Thomas C. Owens
Thomas C. Owens
Treasurer and Principal Financial Officer

DATE:	October 24, 2024